As Filed with the Securities and Exchange Commission on July 30, 2002

                                             Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               ------------------

                                EATON CORPORATION
               (Exact name of issuer as specified in its charter)

                 Ohio                              34-0196300
     ------------------------------    ----------------------------------
         (State of Incorporation)       (IRS Employer Identification No.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)

                               ------------------

            CUTLER-HAMMER DE PUERTO RICO INC. RETIREMENT SAVINGS PLAN

                              (Full Title of Plan)

                                ------------------

                            E. R. Franklin, Secretary
                       Eaton Center, Cleveland, Ohio 44114
                     (Name and address of agent for service)

                     Telephone number, including area code,
                      of agent for service: (216) 523-4103

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================
                                                 Proposed          Proposed
Title of                                         Maximum           Maximum
Securities                  Amount               Offering          Aggregate      Amount of
to be                       to be                Price             Offering      Registration
Registered                  Registered           Per Share         Price(1)           Fee

---------------------------------------------------------------------------------------------
Common Shares
with a par value
of $.50 each                30,000               N/A             $2,008,500        $184.78

Plan Participations(2)      Indeterminate        N/A                N/A             N/A
=============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (based on a closing price of $66.95 on July 26, 2002).

(2) Pursuant to Rule 416(c), this Registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan referenced above.

                               ------------------

Pursuant to Instruction E to Form S-8, the information contained in registration Statement No. 333-35697 is hereby incorporated by reference into this Registration Statement, except as set forth below under Item 8.

Item 8. Exhibits

        See List of Exhibits at page 3.

                                   SIGNATURES

        THE REGISTRANT -- Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 30th day of July, 2002.

                                        EATON CORPORATION



                                        By  /s/ J. R. Horst
                                            --------------------------------
                                            J. R. Horst
                                            Vice President
                                            and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



           Name                                 Title                    Date
           ----                                 -----                      ----
          *                         Chairman and Chief Executive      July 30, 2002
-------------------------           Officer; Principal Executive
   Alexander M. Cutler              Officer; Director

          *                         Executive Vice President - Chief
-------------------------           Financial and Planning Officer;
   Richard H. Fearon                Principal Financial Officer


          *                             Vice President and Controller;
-----------------------                 Principal Accounting Officer
   Billie K. Rawot

          *                             Director
-----------------------
   Michael J. Critelli

          *                             Director
-----------------------
   Ernie Green

          *                             Director
-----------------------
   Deborah L. McCoy

          *                             Director
-----------------------
   John R. Miller

          *                             Director
-----------------------
   Furman C. Moseley

          *                             Director
-----------------------
   Victor A. Pelson

          *                             Director
-----------------------
   Gary L. Tooker






*By        /s/ DAVID M. O'LOUGHLIN
    ---------------------------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     signing in the capacities indicated

                                  EXHIBIT INDEX

Exhibit
Number
------

23             Consent of Ernst & Young LLP.

24             Power of Attorney.